UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 15, 2012

INVESTVIEW, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12244 South Business Park Drive, Suite 240

Draper Utah 84020

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On May 15, 2012, John “Randy” MacDonald was engaged by Investview, Inc. (the "Company") to serve as the President and Chief Financial Officer of the Company. In connection with Mr. MacDonald’s appointment as Chief Financial Officer, Mr. Kosoff resigned as Acting Chief Financial Officer. Mr. Kosoff will continue to serve as a director and an employee of the Company.

On May 15, 2012, Mr. MacDonald executed an employment agreement with the Company pursuant to which he was appointed as the President and Chief Financial Officer of the Company in consideration of an annual salary of $200,000. The salary will not be paid until the earlier of 90 days from the date of the agreement or upon the CEO of the Company determining that the Company is financially capable in paying the salary. If certain performance metrics are achieved, then the base salary shall be increased to $300,000 during year two. Additionally, Mr. MacDonald will be eligible for annual cash bonuses equal to at least 50% of his salary subject to recommendation of the Compensation Committee or the Board of Directors. As additional compensation, the Company granted Mr. MacDonald an initial award of 250,000 restricted shares of common stock of the Company of which half shall vest on the one year anniversary of the employment agreement and the balance shall vest on a quarterly basis in the fiscal year ending March 31, 2014.

In addition to the salary and any bonus, Mr. MacDonald will be entitled to receive health and fringe benefits that are generally available to the Company’s management employees. The term of the agreement is for two years which automatically renews for two year periods unless terminated prior to the 90th day following the expiration of the applicable term.

Mr. MacDonald was most recently global head of retail at MF Global from April 2010 to November 2011.  He also served as Chief Financial Officer from April 2008 to March 2011.   Mr. MacDonald was a Director at GFI Group (GFIG) from 2006 to 2008, and was chairman of the compensation committee and a member of the audit committee.  From 2006 to 2007, he served as Chief Operating Officer of TD Ameritrade, responsible for all operations, technology and administration functions, including brokerage operations, project management, human resources and real estate.  From 2000 to 2006, Mr. MacDonald led financial operations at TD Ameritrade as Chief Financial Officer and Treasurer and played a key role in leading TD Ameritrade in its consolidation efforts. Prior to joining TD Ameritrade, Mr. MacDonald was Chief Financial Officer of Investment Technology Group, Inc. a specialized agency brokerage and technology firm from March 1994 to March 2000. From 1989 to 1994, he was a vice president and group manager for Salomon Brothers. Earlier in his career, he was an audit senior manager at Deloitte & Touche focused on commercial banking, real estate joint ventures and financial services. He began his career at Ernst & Young performing financial audits with a focus on international operations.   Mr. MacDonald graduated from Boston College in 1978 with a B.S. in accounting.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Investview, Inc. and John “Randy” MacDonald dated May 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVESTVIEW, INC.

By:	/s/ Dr. Jospeh Louro
Name: Dr. Jospeh Louro Title: Chief Executive Officer and Chairman

Date:	May 18, 2012 Draper, Utah